EXHIBIT 99.1
CONTACT:
Henry A. Diamond
Group Vice President
Investor Relations and Corporate Finance
+1 203 316 3399
henry.diamond@gartner.com
Gartner Reports Financial Results for Third Quarter 2010
Research Contract Value Increased 22% Year-Over-Year to $905.5 Million
Company Increased Its Financial Outlook for Full Year 2010
STAMFORD, Conn., November 3, 2010 — Gartner, Inc. (NYSE: IT), the leading provider of research and analysis on the global information technology industry, today reported results for third quarter 2010 and increased its financial outlook for the full year. Specifically, the Company increased both the low and high-end of its outlook range for total revenue and cash flow, and increased the low-end of its outlook range for earnings.
For third quarter 2010, total revenue was $296.1 million, up 12% year-over-year excluding the impact of foreign exchange and 11% as reported. Normalized EBITDA increased 25% year-over-year to $51.1 million. Net income was $20.1 million, unchanged versus the prior year’s third quarter, and diluted income per share was $0.20 as compared to $0.21 for the prior year’s third quarter. As previously reported, net income and diluted income per share during third quarter 2009 were positively impacted by tax benefits totaling $4.7 million, or $0.05 per share, which are not expected to recur (the “Third Quarter 2009 Tax Benefits”).
Third quarter 2010 net income and diluted income per share were negatively impacted by Acquisition Adjustments totaling $2.8 million after tax, or $0.03 per share. Diluted Income Per Share Excluding Acquisition Adjustments was $0.23 for third quarter 2010, up 44% year-over-year excluding the impact of the Third Quarter 2009 Tax Benefits. See “Non-GAAP Financial Measures” for a discussion of Normalized EBITDA and Income Per Share Excluding Acquisition Adjustments.
Gene Hall, Gartner’s chief executive officer, commented, “We achieved record new business in Research, higher client and wallet retention, and continued acceleration in many of our other key business metrics during the third quarter. As a result of these better than expected results and strong current business trends, we have again increased our financial outlook for the full year 2010. Gartner is solidly on track to deliver double-digit revenue and earnings growth over the long-term.”
Business Segment Highlights
Research
Revenue for third quarter 2010 was $214.7 million. Year-over-year, revenue was up 17% excluding the impact of foreign exchange and 16% as reported. Gross contribution margin was 65%.
Contract value was $905.5 million at September 30, 2010. Year-over-year, contract value was up 22% as reported and 18% excluding the impact of foreign exchange.

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Client and wallet retention rates for third quarter 2010 increased to 82% and 95%, respectively, versus 77% and 85%, respectively, for third quarter 2009. Wallet retention excludes the impact of foreign exchange.
Consulting
Revenue for third quarter 2010 was $65.4 million versus $65.7 million for third quarter 2009. Year-over-year, revenue was up 2% excluding the impact of foreign exchange. Gross contribution margin increased 1 percentage point year-over-year to 37%.
Third quarter 2010 utilization increased to 65% versus 64% for third quarter 2009. Billable headcount was 453 at September 30, 2010 versus 449 at September 30, 2009. Backlog at September 30, 2010 was $94.0 million, up 11% year-over-year.
Events
Revenue for third quarter 2010 was $16.0 million. Year-over-year, revenue was up 3% excluding the impact of foreign exchange and unchanged as reported. Gross contribution margin was 37%, unchanged year-over year.
The Company held 14 events during third quarter 2010 as compared to 15 events during third quarter 2009. Despite holding fewer events, total attendees increased 10% year-over-year to 5,954. For the 12 events held in third quarter 2010 that were also held at any time during 2009, revenue per event increased 17% year-over-year.
Cash Flow and Balance Sheet Highlights
During third quarter 2010, cash provided by operating activities increased 18% year-over-year to $64.8 million, including the negative impact of $0.8 million in Cash Acquisition and Integration Charges. Additions to property, equipment and leasehold improvements (“Capital Expenditures”) were $4.5 million. See “Non-GAAP Financial Measures” for a discussion of Cash Acquisition and Integration Charges.
During the nine months ended September 30, 2010, the Company deployed its cash principally to repurchase 3.19 million shares of its common stock for a total cost of $76.5 million and to reduce its total debt net of cash by $60.8 million. As of September 30, 2010, the Company had total debt of $300.0 million and cash of $148.4 million.
Financial Outlook for 2010
Based on its strong results year-to-date and outlook for the remainder of the year, Gartner increased both the low and high-end of its projected range for full year 2010 total revenue, cash provided by operating activities and Free Cash Flow, and increased the low-end of its projected range for diluted income per share, Diluted Income Per Share Excluding Acquisition Adjustments and Normalized EBITDA.
On a segment basis, Gartner increased both the low and high-end of its projected range for Events segment revenue, increased the low-end of its projected range for Research segment revenue and reiterated its projected range for Consulting segment revenue.

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Projected Revenue
For revenue, growth is presented both as reported and excluding the impact of foreign exchange (“FX Neutral”):

($ in millions)	2010 Projected	% Growth FX Neutral	% Growth Reported
Research	$855 — 865	13% — 14%	14% — 15%
Consulting	300 — 315	5% — 10%	5% — 10%
Events	116 — 121	14% — 19%	15% — 20%

Total Revenue	$1,271 — 1,301	11% — 13%	12% — 14%

Projected Earnings and Cash Flow

		% Growth	% Growth
($ in millions, except per share data)	2010 Projected	Reported	Adjusted (1)
Diluted Income Per Share	$0.89 — $0.98	5% — 15%	11% — 23%
Acquisition Adjustments (2)	$0.13 — $0.13

Income Per Share, Excluding Acquisition Adjustments (2)	$1.02 — $1.11	17% — 28%	24% — 35%

Normalized EBITDA (2) (3)	$225 — 235	18% — 23%

Cash provided by operating activities	$180 — 195	11% — 20%
Cash Acquisition and Integration Charges (2)	8 — 8
Capital Expenditures	(18) — (20)

Free Cash Flow (2)	$170 — 183	16% — 25%

(1)	Reflects year-over-year comparisons excluding the impact of the $0.05 per share in tax benefits recorded in 2009 that are not expected to recur.

(2)	See “Non-GAAP Financial Measures” for a discussion of Normalized EBITDA, Acquisition Adjustments, Income Per Share Excluding Acquisition Adjustments, Cash Acquisition and Integration Charges, and Free Cash Flow.

(3)	Excludes a projected $29 — 30 million in pre-tax stock based compensation expense.
Conference Call Information
Gartner has scheduled a conference call at 8:30 a.m. eastern time tomorrow, Thursday, November 4, 2010, to discuss the Company’s financial results. The conference call will be available via the Internet by accessing the Company’s web site at http://investor.gartner.com. A replay of the webcast will be available for 90 days following the call.
About Gartner
Gartner, Inc. (NYSE: IT) is the world’s leading information technology research and advisory company. We deliver the technology-related insight necessary for our clients to make the right decisions, every day. From CIOs and senior IT leaders in corporations and government agencies, to business leaders in high-tech and telecom enterprises and professional services firms, to technology investors, we are the valuable partner to 60,000 clients in 11,000 distinct organizations. Through the resources of Gartner Research, Gartner Executive Programs, Gartner Consulting and Gartner Events, we work with every client to research, analyze and interpret the business of IT within the context of their individual role. Founded in 1979, Gartner is headquartered in Stamford, Connecticut, U.S.A., and has 4,400 associates, including

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1,200 research analysts and consultants, and clients in 85 countries. For more information, visit www.gartner.com.
Non-GAAP Financial Measures
Investors are cautioned that Income Per Share Excluding Acquisition Adjustments, Normalized EBITDA and Free Cash Flow are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future.
Income Per Share Excluding Acquisition Adjustments: Represents diluted income per share excluding charges related to the acquisitions of AMR Research and Burton Group, which primarily consist of amortization for identifiable intangibles, fair value adjustments on pre-acquisition deferred revenue and certain non-recurring costs such as legal, consulting, severance and other exit costs (“Acquisition Adjustments”). We believe Income Per Share Excluding Acquisition Adjustments is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.
Normalized EBITDA: Represents operating income excluding depreciation, accretion on obligations related to excess facilities, amortization, stock based compensation expense, Acquisition Adjustments, and Other charges. We believe Normalized EBITDA is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.
Free Cash Flow: Represents cash provided by operating activities excluding cash charges related to the acquisitions of AMR Research and Burton Group, which primarily consist of certain non-recurring costs such as severance and other exit costs (“Cash Acquisition and Integration Charges”), less additions to property, equipment and leasehold improvements (“Capital Expenditures”). We believe that Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that is available to be used to repurchase stock, repay debt obligations and invest in future growth through new business development activities or acquisitions.
Safe Harbor Statement
Statements contained in this press release regarding the growth and prospects of the business, the Company’s projected 2010 financial results and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to, the ability to expand or retain Gartner’s customer base; the ability to grow or sustain revenue from individual customers; the ability to retain and expand the professional staff of research analysts and consultants upon whom Gartner is dependent; the ability to achieve and effectively manage growth; the ability to pay Gartner’s debt obligations; the ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; the ability to carry out Gartner’s strategic initiatives and manage associated costs; the ability to effectively integrate the businesses of AMR Research and Burton Group; substantial competition from existing competitors and potential new competitors; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on Gartner’s businesses and operations; general economic conditions; and all other risks described from time to time in Gartner’s reports filed with the Securities and Exchange Commission,

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including Gartner’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These filings can be found on Gartner’s Web site at www.gartner.com/investors and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
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GARTNER, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010 (a)	2009		2010 (a)	2009
Revenues:
Research	$214,680	$185,718	16%	$634,448	$557,325	14%
Consulting	65,397	65,708	0%	212,796	205,341	4%
Events	16,045	16,043	0%	58,906	48,307	22%

Total revenues	296,122	267,469	11%	906,150	810,973	12%
Costs and expenses:
Cost of services and product development	125,897	118,120	7%	387,279	351,864	10%
Selling, general and administrative	127,488	115,049	11%	388,378	345,980	12%
Depreciation	6,194	6,363	-3%	19,218	19,176	0%
Amortization of intangibles	2,531	416	>100%	7,994	1,220	>100%
Acquisition and integration charges	1,249	—	100%	7,090	—	100%

Total costs and expenses	263,359	239,948	10%	809,959	718,240	13%

Operating income	32,763	27,521	19%	96,191	92,733	4%
Interest expense, net	(3,005)	(4,914)	-39%	(9,569)	(13,105)	-27%
Other (expense) income, net	(373)	(127)	>100%	736	(2,505)	>100%

Income before income taxes	29,385	22,480	31%	87,358	77,123	13%
Provision for income taxes	9,310	2,413	>100%	27,767	19,875	40%

Net income	$20,075	$20,067	0%	$59,591	$57,248	4%

Income per common share:
Basic:	$0.21	$0.21	0%	$0.62	$0.61	2%
Diluted:	$0.20	$0.21	-5%	$0.60	$0.59	2%

Weighted average shares outstanding:
Basic	95,473	94,872	1%	95,698	94,380	1%
Diluted	98,797	97,657	1%	99,584	96,885	3%

(a)	Includes the results of AMR Research, Inc. and Burton Group, Inc., which we acquired in December 2009.

BUSINESS SEGMENT DATA
(Dollars in thousands)

		Direct	Gross	Contribution
	Revenue	Expense	Contribution	Margin
Three Months Ended 9/30/10 (a)
Research	$214,680	$74,075	$140,605	65%
Consulting	65,397	41,416	23,981	37%
Events	16,045	10,071	5,974	37%

TOTAL	$296,122	$125,562	$170,560	58%

Three Months Ended 9/30/09
Research	$185,718	$63,107	$122,611	66%
Consulting	65,708	42,050	23,658	36%
Events	16,043	10,109	5,934	37%

TOTAL	$267,469	$115,266	$152,203	57%

Nine Months Ended 9/30/10 (a)
Research	$634,448	$219,137	$415,311	65%
Consulting	212,796	128,574	84,222	40%
Events	58,906	36,218	22,688	39%

TOTAL	$906,150	$383,929	$522,221	58%

Nine Months Ended 9/30/09
Research	$557,325	$190,518	$366,807	66%
Consulting	205,341	127,027	78,314	38%
Events	48,307	32,007	16,300	34%

TOTAL	$810,973	$349,552	$461,421	57%

(a)	Includes the results of AMR Research, Inc. and Burton Group, Inc., which were acquired in December 2009.

SELECTED STATISTICAL DATA

	September 30,		September 30,
	2010 (a)		2009
Research contract value	$905,506	(b)	$742,885	(b)
Research client retention	82%		77%
Research wallet retention	95%		85%
Research client organizations	11,053		9,998
Consulting backlog	$93,991	(b)	$84,747	(b)
Consulting—quarterly utilization	65%		64%
Consulting billable headcount	453		449
Consulting—average annualized revenue per billable headcount	$408	(b)	$389	(b)
Events—number of events for the quarter	14		15
Events—attendees for the quarter	5,954		5,413

(a)	Includes AMR Research, Inc. and Burton Group, Inc., which were acquired in December 2009.

(b)	Dollars in thousands.

SUPPLEMENTAL INFORMATION (in thousands)
Reconciliation — Operating income to Normalized EBITDA (a):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income	$20,075	$20,067	$59,591	$57,248
Interest expense, net	3,005	4,914	9,569	13,105
Other expense (income), net	373	127	(736)	2,505
Tax provision	9,310	2,413	27,767	19,875

Operating income	$32,763	$27,521	$96,191	$92,733

Normalizing adjustments:
Depreciation, accretion, and amortization (b)	8,870	6,941	27,698	20,935
Stock-based compensation expense (c)	7,264	6,352	23,298	19,477
Pre-acquisition deferred revenue (d)	947	—	3,573	—
Acquisition and integration charges (e)	1,249	—	7,090	—

Normalized EBITDA	$51,093	$40,814	$157,850	$133,145

(a)	Normalized EBITDA is based on GAAP operating income adjusted for certain normalizing adjustments.

(b)	Consists of depreciation, accretion on obligations related to excess facilities, and amortization of intangibles.

(c)	Consists of charges for stock-based compensation awards determined in accordance with FASB ASC Topic 718.

(d)	Consists of non-cash fair value adjustments on pre-acquisition AMR Research and Burton

Group deferred revenue. These amounts are amortized ratably over the life of the underlying contract.

(e)	Includes non-recurring cash charges incurred to acquire and integrate the acquisitions of AMR Research and Burton Group, such as legal, consulting, severance, and other costs.
Reconciliation — Diluted income per share to Diluted Income Per Share Excluding
Acquisition Adjustments (a):

	Three Months Ended September 30,
	2010		2009
	After-tax		After-tax
	Amount	EPS	Amount	EPS
Diluted income per share	$20,075	$0.20	$20,067	$0.21
Acquisition adjustments, net of tax effect (b):
Amortization of intangibles (c)	1,519	0.02	—	—
Pre-acquisition deferred revenue (d)	573	—	—	—
Acquisition and integration charges (e)	756	0.01	—	—

Diluted Income Per Share Excluding Acquisition Adjustments (f)	$22,923	$0.23	$20,067	$0.21

	Nine Months Ended September 30,
	2010		2009
	After-tax		After-tax
	Amount	EPS	Amount	EPS
Diluted income per share	$59,591	$0.60	$57,248	$0.59
Acquisition adjustments, net of tax effect (b):
Amortization of intangibles (c)	4,557	0.05	—	—
Pre-acquisition deferred revenue (d)	2,161	0.02	—	—
Acquisition and integration charges (e)	4,289	0.04	—	—

Diluted Income Per Share Excluding Acquisition Adjustments (g)	$70,598	$0.71	$57,248	$0.59

(a)	Diluted Income Per Share Excluding Acquisition Adjustments is based on GAAP diluted income per share adjusted for the per share impact of certain AMR Research and Burton Group acquisition adjustments, net of tax effect.

(b)	Acquisition adjustments reflect an effective tax rate of 39.5% for both the three and nine months ended September 30, 2010.

(c)	Consists of non-cash amortization charges related to AMR Research and Burton Group intangibles.

(d)	Consists of non-cash fair value adjustments on pre-acquisition AMR Research and Burton Group deferred revenue. These amounts are amortized ratably over the life of the underlying contract.

(e)	Includes non-recurring cash charges incurred to acquire and integrate the acquisitions of AMR

Research and Burton Group, such as legal, consulting, severance, and other costs.

(f)	Based on fully diluted shares of 98.8 million and 97.7 million in 2010 and 2009, respectively.

(g)	Based on fully diluted shares of 99.6 million and 96.9 million in 2010 and 2009, respectively.